SCHEDULE 14A INFORMATION

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Legato Systems, Inc.

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LEGATO SYSTEMS, INC.
2350 West El Camino Real
Mountain View, California 94040

April 12, 2002

TO THE STOCKHOLDERS OF LEGATO SYSTEMS, INC.

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Legato Systems, Inc., which will be held at 3210 Porter Drive, Palo Alto, California on Friday, June 14, 2002 at 9:00 a.m. Pacific Daylight Saving Time. Details of the business to be conducted at the annual meeting are given in the attached proxy statement and notice of the annual meeting of stockholders. It is important that your shares be represented and voted at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend our annual meeting. If you decide to attend our annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Legato. We look forward to seeing you at the annual meeting.

Sincerely,

David B. Wright Chairman of the Board, President and Chief Executive Officer

LEGATO SYSTEMS, INC.
2350 West El Camino Real
Mountain View, California 94040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 14, 2002

The annual meeting of stockholders of Legato Systems, Inc. (the “Company”) will be held at 3210 Porter Drive, Palo Alto, California on Friday, June 14, 2002 at 9:00 a.m. Pacific Daylight Saving Time. The annual meeting is being held for the following purposes:

1.    To elect seven members of the Board of Directors to serve until the next annual meeting or until their successors have been duly elected and qualified;

2.    To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year ending December 31, 2002; and

3.    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached proxy statement accompanying this notice.

Only stockholders of record at the close of business on May 2, 2002 are entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s offices located at 2350 West El Camino Real, Mountain View, California, during ordinary business hours for the ten-day period prior to the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
Noah D. Mesel Secretary

Mountain View, California
April 12, 2002

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

LEGATO SYSTEMS, INC.
2350 West El Camino Real
Mountain View, California 94040

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be held June 14, 2002

GENERAL INFORMATION

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Legato Systems, Inc., a Delaware corporation (the “Company”), for the annual meeting of stockholders to be held at 3210 Porter Drive, Palo Alto, California on Friday, June 14, 2002 at 9:00 a.m. Pacific Daylight Saving Time, and at any adjournment or postponement of the annual meeting. These proxy materials will be first mailed to stockholders on or about May 9, 2002.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice of annual meeting of stockholders. Each proposal is described in more detail in this proxy statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s common stock is the only type of security entitled to vote at the annual meeting. On May 2, 2002, the record date for determination of stockholders entitled to vote at the annual meeting, there were              shares of common stock outstanding. Each stockholder of record on May 2, 2002 is entitled to one vote for each share of common stock held by such stockholder on May 2, 2002. Shares of common stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the annual meeting. The seven nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Stockholders may not cumulate votes in the election of directors.

Proposal 2.    Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year ending December 31, 2002 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the annual meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

Whether or not you are able to attend the Company’s annual meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2 and in the discretion of the proxy holders as to other matters that may properly come before the annual meeting. You may also revoke or change your proxy at any time before the annual meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the annual meeting. You may also automatically revoke your proxy by attending the annual meeting and voting in person. All shares represented by a valid proxy received prior to the annual meeting will be voted.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies. Georgeson will receive a fee for such services of approximately $5,000, including out-of-pocket expenses, which will be paid by the Company. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The directors who are being nominated for election to the Board of Directors (the “Nominees”), their ages as of March 31, 2002, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company to serve until the next annual meeting or until their successors have been duly elected and qualified.

Nominees	Age	Positions and Offices Held with the Company
Eric A. Benhamou (2)	46	Director
H. Raymond Bingham (1)	56	Director
Brendan J. Dawson	61	Director
Kenneth A. Goldman (1)	52	Director
Christopher B. Paisley (1)	49	Director
David N. Strohm (2)	54	Director
David B. Wright (3)	52	Director, Chairman, President and Chief Executive Officer

(1) Member	of Audit Committee
(2) Member	of Compensation Committee
(3) Member	of Stock Option Committee

Mr. Benhamou has been a Director of the Company since March 1993. Mr. Benhamou has been the Chairman of the Board of 3Com Corporation (“3Com”), a publicly held computer network products company, since July 1994, and was the Chief Executive Officer of 3Com from September 1990 to December 2000. He served as the President of 3Com from April 1990 until August 1998. From April 1990 until September 1990, Mr. Benhamou served as Chief Operating Officer of 3Com. Mr. Benhamou currently serves as a director of Cypress Semiconductor, a publicly held semiconductor company and Palm, Inc., a publicly held handheld device company. Mr. Benhamou holds a Diplome d’Ingénieur from École Nationale Superieure d’Arts et Metiers in Paris, France, and an M.S. in electrical engineering from Stanford University.

Mr. Bingham has been a Director of the Company since December 1998. Mr. Bingham has been President and Chief Executive Officer of Cadence Design Systems (“Cadence”), a publicly held electronic design automation software company, since April 1999 and a director of Cadence since November 1997. From 1993 to March 1999, he served as Executive Vice President and Chief Financial Officer of Cadence. Prior to joining Cadence, Mr. Bingham served eight years as Executive Vice President and Chief Financial Officer of Red Lion Hotels and Inns, an owner and operator of a chain of hotels. Mr. Bingham currently serves as a director of Onyx Software Corporation, and KLA-Tencor Corporation, both publicly held companies. Mr. Bingham holds a B.S. in Economics from Weber State University and an M.B.A. from Harvard University.

Mr. Dawson has been a director and a consultant of the Company since March 2001. From July 1997 through December 2000, he served as Executive Vice President of Amdahl Corporation. From April 1996 to April 1997, he served as President and Chief Executive Officer of Information Analysis Incorporated, a Y2K software provider. From January 1995 to February 1996, he served as President and Chief Executive Officer of MAXM Corporation. Mr. Dawson has also served as Chief Operating Officer of Legent Corporation, a leading supplier of systems management software. In total, Mr. Dawson has over 35 years in leadership positions in the technology industry. Mr. Dawson holds a B.A. in History from New York University.

Mr. Goldman has been a director of the Company since July 2000. Mr. Goldman has been the Senior Vice President of Finance and Administration and Chief Financial Officer of Siebel Systems, Inc., a publicly held application software company since August 2000. Mr. Goldman was the Executive Vice President and Chief Financial Officer at At Home Corporation, also known as Excite@Home, a publicly held global media company from July 1996 to July 2000. From July 1992 to July 1996, he was Senior Vice President and Chief Financial Officer of Sybase, Inc., a database software and services company. From 1989 to July 1992, Mr. Goldman was Vice President of Finance and Administration and Chief Financial Officer at Cypress Semiconductor Corporation, a publicly-held semiconductor manufacturer. Mr. Goldman serves on the board of directors of Hyperion Solutions, Inc. He holds a B.S. degree in Electrical Engineering from Cornell University and an M.B.A. degree from Harvard University.

Mr. Paisley has been a director of the Company since July 2000. Mr. Paisley has been a Dean’s Executive Professor at the Leavey School of Business at Santa Clara University since January 2001. Mr. Paisley was the Senior Vice President, Finance and Chief Financial Officer of 3Com Corporation (“3Com”), a publicly held computer network products company, from August 1996 to July 2000. From the time Mr. Paisley joined 3Com in 1985 until July 1996, he was Vice President, Finance and Chief Financial Officer. From 1982 to 1985, Mr. Paisley was Vice President of Finance of Ridge Computers, a minicomputer manufacturer. From 1977 to 1982, Mr. Paisley held a variety of finance and accounting positions at Hewlett-Packard Company, a manufacturer of computer and software products. Mr. Paisley serves as a director of Aspect Communications Corporation, Riverstone Networks and WJ Communications, Inc., both publicly held telecommunications companies. Mr. Paisley holds a B.A. in Economics from the University of California at Santa Barbara and an M.B.A. from the University of California at Los Angeles.

Mr. Strohm has been a Director of the Company since December 1988. Mr. Strohm joined Greylock Management Corporation (“Greylock”), a venture capital management company, in 1980 and is a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm currently serves as a director of Switchboard, Inc., an internet based local merchant networking company, DoubleClick, Inc., a leading provider of comprehensive internet advertising solutions and ISS Group, Inc., a provider of internet security software, all publicly held companies. Mr. Strohm holds a B.A. from Dartmouth College and an M.B.A. from Harvard University.

Mr. Wright has been a director of the Company since March 2001. Mr. Wright has also served as President and Chief Executive Officer of Legato Systems, Inc. since October 2000. Mr. Wright joined Legato following a thirteen-year career with Amdahl Corporation, where he served as President and Chief Executive Officer since 1997. Before joining Amdahl, Mr. Wright spent 11 years with IBM, serving in a variety of staff and management positions. Mr. Wright serves on the Board of Directors of Aspect Communications Corporation, a publicly held telecommunications company; INRANGE Technologies Corporation, a publicly held networking company; and VA Software, a publicly held collaborative software development company. Mr. Wright holds a B.S. in Physics and Mathematics from Xavier University in Cincinnati, Ohio.

Board of Directors Meetings and Committees

During the year ended December 31, 2001, the Board of Directors held six meetings and acted by written consent in lieu of a meeting on three occasions. For the year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Stock Option Committee.

During the year ended December 31, 2001, the Audit Committee of the Board of Directors held four meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s accountants, the scope of the annual audits, fees to be paid to the Company’s accountants, the performance of the Company’s accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Bingham, Goldman and Paisley.

During the year ended December 31, 2001, the Compensation Committee of the Board of Directors held three meetings and acted by written consent in lieu of a meeting on sixteen occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1995 Stock Option/Stock Issuance Plan. The members of the Compensation Committee are Messrs. Benhamou and Strohm.

During the year ended December 31, 2001, the Stock Option Committee of the Board of Directors acted by written consent in lieu of a meeting on 51 occasions. The Stock Option Committee approves stock option grants to employees and consultants of the Company who are not vice presidents or officers up to a maximum of 30,000 shares. Mr. Wright is the only member of the Stock Option Committee.

Director Compensation

Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

Non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company’s 1995 Stock Option/Stock Issuance Plan. Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member after the date of the Company’s initial public offering will be granted an option to purchase 96,000 shares of common stock on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each annual meeting of stockholders, each individual who has served as a non-employee Board member for at least six months prior to such annual meeting will receive an additional option grant to purchase 24,000 shares of common stock, whether or not such individual has been in the prior employ of the Company. The option price for each option grant under the Automatic Option Grant Program will be equal to the fair market value per share of common stock on the automatic grant date and each automatic option grant will be immediately exercisable for all of the option shares. The shares that may be purchased under the option will be subject to repurchase at the original exercise price in the event the optionee’s Board service should cease prior to vesting. With respect to each initial grant, the repurchase right shall lapse and the optionee shall vest in four equal annual installments from the grant date. Each annual grant shall vest in two equal and successive annual installments. Pursuant to the Automatic Option Grant Program, Messrs. Benhamou, Bingham, Goldman, Paisley and Strohm were each granted an option to purchase 24,000 shares of common stock on May 15, 2001, the date of the 2001 annual meeting of the stockholders. Each option has an exercise price of $15.12 per share. In addition, upon his initial appointment to the Board on March 19, 2001, Mr. Dawson received an automatic option grant for 96,000 shares with an exercise price of $11.625 per share. The exercise price for each option grant was equal to the fair market value per share of common stock on the automatic grant date. Following their selection to our Board of Directors, each of Messrs. Benhamou, Bingham, Dawson, Goldman, Paisley and Strohm will receive an option to purchase 24,000 shares of common stock with an excerise price per share equal to the fair market value per share of our common stock on the date of the annual meeting.

Directors who are also employees of the Company are eligible to receive options and be issued shares of common stock directly under the 1995 Stock Option/Stock Issuance Plan and are also eligible to participate in the Company’s Employee Stock Purchase Plan and, if an executive officer of the Company, the Executive Bonus Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2002, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding shares of common stock, (ii) each of the Company’s directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

	Shares Beneficially Owned as of March 31, 2002 (1) (2)
Beneficial Owner	Number of Shares	Percentage of Class
FMR Corp. (3) 82 Devonshire Street Boston, MA 02109	12,824,360	14.2%
Firsthand Capital Management, Inc. (4) 125 South Market San Jose, CA 95113	5,482,266	6.1
David L. Beamer (5)	140,158	*
Andrew J. Brown (6)	286,470	*
James P. Chappell (7)	354,026	*
Thomas L. Panozzo (8)	158,782	*
David B. Wright (9)	1,162,383	1.3
Eric A. Benhamou (10)	362,000	*
H. Raymond Bingham (11)	144,000	*
Brendan J. Dawson (12)	96,000	*
Kenneth A. Goldman (13)	130,299	*
Christopher B. Paisley (14)	120,000	*
David N. Strohm (15)	675,000	*
All current directors and named executive officers as a group (11 persons) (16)	21,935,744	24.3%

*	Less than 1% of the outstanding shares of common stock.

(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. To the Company’s knowledge, the entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	The number of shares of common stock deemed outstanding for each individual shareholder includes shares issuable pursuant to stock options that may be exercised within sixty days after March 31, 2002.

(3)
Pursuant to a Schedule 13G/A filed February 14, 2002, FMR Corp. reported that as of December 31, 2001 it had sole dispositive power over 12,824,360 shares, sole voting power over 1,059,000 shares and aggregate beneficial ownership of 12,824,360 shares. Fidelity Management & Research Company is a wholly-owned subsidiary of FMR Corp. and is the beneficial owner of 11,710,460 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(4)	Pursuant to Section 13G filed January 28, 2002, Firsthand Capital Management reported that as of December 31, 2001 it had sole voting power and sole dispositive power over all 5,482,266.

(5)	Includes options exercisable into 139,165 shares of common stock

(6)	Includes options exercisable into 259,998 shares of common stock.

(7)	Includes options exercisable into 290,639 shares of common stock.

(8)	Includes options exercisable into 153,955 shares of common stock.

(9)	Includes options exercisable into 1,139,955 shares of common stock.

(10)	Includes options exercisable into 330,000 shares of common stock.

(11)	Includes options exercisable into 144,000 shares of common stock.

(12)	Includes options exercisable into 96,000 shares of common stock.

(13)	Includes options exercisable into 120,000 shares of common stock.

(14)	Includes options exercisable into 120,000 shares of common stock.

(15)	Includes options exercisable into 48,000 shares of common stock and 385,000 shares held by The Strohm-Reavis Living Trust (the “Strohm Trust”), of which Mr. Strohm is a trustee.

(16)	Includes options exercisable into 3,363,959 shares of common stock and shares held by the Strohm Trust.

MANAGEMENT

The following table sets forth information with respect to persons who served as our executive officers as of March 31, 2002:

Name	Age	Positions
David B. Wright	52	Chairman, President and Chief Executive Officer
David L. Beamer	59	Executive Vice President and Chief Operating Officer
Andrew J. Brown	42	Senior Vice President and Chief Financial Officer
James P. Chappell	41	Senior Vice President, Business Process and Development
Charles E. Fonner	58	Senior Vice President, Worldwide Marketing
Thomas L. Panozzo	54	Senior Vice President, Service and Support
Noah D. Mesel	40	Vice President, General Counsel and Secretary
Jack E. Landers	58	Vice President, Human Resources
Cory J. Sindelar	33	Vice President and Corporate Controller
George J. Symons	41	Vice President, Product Management and Development
Bobby Young	49	Vice President and Chief Solutions Officer

Mr. Beamer has served as Executive Vice President and Chief Operating Officer of Legato since February 2002. Prior to his appointment to Chief Operating Officer, Mr. Beamer served as Legato’s Executive Vice President, Worldwide Sales and Marketing and was responsible for all corporate and service provider marketing, worldwide sales and international market development. Before joining Legato in January 2001, Mr. Beamer was the President and Chief Operating Officer of FileTek Corporation of Rockville, Maryland, a privately held software and systems integration company. Prior to FileTek, Mr. Beamer was with Amdahl Corporation for sixteen years, where he was a corporate officer for six years and served in various sales, marketing, and senior management roles. Before joining Amdahl, he was with IBM Corporation for eight years. Mr. Beamer holds a B.S. in electrical engineering and a M.B.A. in Marketing and Finance from Ohio State University.

Mr. Brown joined Legato in October 2000 as the Senior Vice President and Chief Financial Officer. Before joining Legato, Mr. Brown served as Vice President, Finance and Chief Financial Officer of Adaptec, a data storage access solution company, since August 1998. From July 1988 to August 1998, he served in various financial roles within Adaptec including Vice President, Corporate Controller and Principal Accounting Officer. Mr. Brown earned his Bachelors degree in Accounting from Eastern Illinois University.

Mr. Chappell joined Legato in June 1992. In February 2001, Mr. Chappell became Senior Vice President, Business Process and Development. From April 2000 to February 2001, he served as Vice President of Plans and Controls. From October 1999 to April 2000, he served as Vice President and General Manager of the Data Availability Division. From August 1998 to October 1999, he served as our Vice President of Business Development. From June 1992 to July 1998, Mr. Chappell held various sales and marketing management positions with Legato, including general manager, manager of strategic businesses and director of worldwide channel marketing. Before joining Legato, Mr. Chappell served as President of The Connectivity Lab, a data communications consulting firm, from March 1989 to March 1991. Mr. Chappell holds a B.S. in Computer Science from Cal Poly University in San Luis Obispo, California.

Mr. Fonner joined Legato in February 2001 as Senior Vice President, Worldwide Marketing. Before joining Legato, Mr. Fonner served as President and Chief Executive Officer of Npoint Corporation of Los Gatos, California, a privately held software company. Prior to Npoint, Mr. Fonner was the Chief Operating Officer of Tyecin Systems of Los Altos, California, a privately held software company (acquired by Manugistics, Inc.). Prior to Tyecin, Mr. Fonner was with Amdahl Corporation for 18 years, where he was a corporate officer for six years. He served in various sales, marketing and senior management roles at Amdahl. Before joining Amdahl, he was with IBM Corporation for ten years. Mr. Fonner holds a degree in marketing from Bradley University.

Mr. Panozzo joined Legato in July 1999 as Senior Vice President, Service and Support. Before joining Legato, Mr. Panozzo served as Vice President, Customer Support, of Candle Corporation, a systems management software company, from January 1997 to June 1999. From June 1966 to January 1997, he served in various positions at IBM, including Senior Project Executive, Manager and Regional Manager. Mr. Panozzo holds a B.S. from the Illinois Institute of Technology and a M.B.A. from Pepperdine University.

Mr. Mesel has served as Vice President, General Counsel and Secretary of Legato since May 2001. From September 2000 to May 2001, Mr. Mesel served as Legato’s Associate General Counsel. Mr. Mesel joined Legato from Lucent Technologies, where he served for two years as principal counsel to Lucent’s global voice outsourcing business. Prior to Lucent, Mr. Mesel practiced law for nine years at Wilson, Sonsini, Goodrich & Rosati, in Palo Alto, California. Mr. Mesel holds a B.A., cum laude, in Political Science and Literature from Claremont McKenna College and a J.D. from the University of Virginia School of Law.

Mr. Landers joined Legato in August 2000 as Vice President, Human Resources. Mr. Landers served as Vice President, Human Resources for Pacific Gateway Exchange, Inc., an international long distance telecommunications services provider, from March 1999 to August 2000. From November 1996 to February 1999, Mr. Landers held a number of senior human resources management positions at Symantec Corp. Mr. Landers holds a B.A. in English Literature and a M.A. in Teaching from Boston College.

Mr. Sindelar joined Legato in December 2000 as Vice President and Corporate Controller. Prior to joining Legato, Mr. Sindelar served as Corporate Controller at iBEAM Broadcasting Corporation, a provider of an Internet broadcasting services, from April 2000 to December 2000. Mr. Sindelar also served as Senior Manager at PricewaterhouseCoopers LLP, a global assurance and business advisory firm, in San Jose, California from July 1998 to April 2000. From April 1996 to July 1998, Mr. Sindelar held various controller positions at C-Cube Microsystems (acquired by LSI Logic). Mr. Sindelar holds a B.S.B.A. in accounting from Georgetown University.

Mr. Symons currently serves as Vice President, Product Management and Development and is responsible for all engineering, product management, product marketing and quality assurance activities. He joined Legato in April 1999 as Vice President, Product Marketing and Management after FullTime was acquired by Legato. Mr. Symons was Vice President of Engineering at FullTime Software since April 1996. Mr. Symons holds a B.A.

in Management Science and Computer Science from the University of California, San Diego, and a M.B.A. from the University of California, Los Angeles.

Mr. Young has served as Vice President and Chief Solutions Officer of Legato since December 2000. Mr. Young joined Legato from Amdahl Corporation, an integrated computing solutions company, where he served as Vice President and Chief Solutions Officer since 1997. Before joining Amdahl, Mr. Young spent four years with Legent Corporation, a systems management software company, serving in variety of staff and management positions. Prior to Legent, Mr. Young served for twenty-two years in the United States Marines Corps where he held numerous leadership positions. Mr. Young holds a B.S. in Computer Sciences from Strayer University in Washington, D.C. and a M.S. in Computer Science and Information Systems from Strayer University in Washington, D.C.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors (the “Committee”), which is comprised of two or more independent outside Directors, functions on behalf of the Board of Directors to review, consider and determine executive officers’ total remuneration. Additionally, the Committee reviews and approves Legato’s Total Compensation Philosophy.

The process utilized by the Committee in determining executive officer compensation levels for 2001 was based on the subjective judgment of the Committee. Among the factors considered by the Committee were:

•	Recommendations of the CEO with respect to the compensation of the Company’s key executive officers. However, the Committee made the final compensation decisions concerning such officers;

•	Financial performance of the Company;

•	Personal performance of the officers; and

•	Compensation levels at similar companies.

General Compensation Policy.    The Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance, as well as upon his or her own performance. Accordingly, each executive officer’s compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

Base Salary.    The base salary for each executive officer is set on the basis of general market levels and personal performance. Each individual’s base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

Annual Cash Bonuses.    Each executive officer has an established cash bonus target. The annual pool of bonuses for executive officers is distributed on the basis of the Company’s achievement of the financial performance targets established at the start of the year and personal objectives established for each executive. Actual bonuses paid reflect an individual’s accomplishment of both corporate and functional objectives and are based on a percentage of the individual’s base salary. The corporate goals set for 2001 bonuses were based on the achievement of quarterly and annual revenue and operating results. During 2001, the Company partially met the goals for revenue and did not achieve the targeted operating results. Consequently, the bonuses paid to the Chief Executive Officer and other executives were 73% of target. Each year, the annual incentive plan is reevaluated and new performance targets are established reflecting the Company’s business plan and financial goals.

Long-Term Incentive Compensation.    During 2001, the Committee, in its discretion, made option grants to Messrs. Beamer, Brown, Chappell, Panozzo and Wright. Generally, a significant grant is made in the year that an officer commences employment and no grant is made in the second year. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion.

Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments generally over a four year period, contingent upon the executive officer’s continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ, and then only if the market price of the Company’s common stock appreciates over the option term.

CEO Compensation.    Mr. Wright’s annual base salary was established by the Committee based upon his substantial experience as chief executive of another company in the high technology field, and in recognition of the challenges he faced with regard to leading the Company’s business. The Committee intends base salary to provide Mr. Wright with a level of stability and certainty each year and intends that this particular component of compensation not be affected to any significant degree by Company performance factors. Mr. Wright was paid a 2001 bonus of $487,500, which represents 75% of his target bonus, in 2002. Mr. Wright’s annual bonus was determined by the Committee based on increasing stockholder value during 2001, meeting or exceeding financial analysts’ expectations each quarter and restoring credibility with customers, employees, partners and investors. The Committee also made significant option grants to Mr. Wright. The option grants made to the Chief Executive Officer during 2001 was based on the factors discussed above and was intended to place a significant portion of Mr. Wright’s total compensation at risk. His total compensation is competitive with the total compensation of CEOs of comparable companies.

Tax Limitation.    Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders approved a limitation under the Company’s 1995 Stock Option/Stock Issuance Plan on the maximum number of shares of common stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1995 Stock Option/Stock Issuance Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Committee has elected to defer any decision on whether to limit the dollar amount of all other compensation payable to the Company’s executive officers to the $1 million cap.

Submitted by the Compensation Committee of the Board of Directors:

Eric A. Benhamou David N. Strohm

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board of Directors was formed in September 1992, and the members of the Compensation Committee are Messrs. Benhamou and Strohm. Neither of these individuals was at any time during 2001, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants.

Management is responsible for the Company’s internal controls. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent accountants.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Fees associated with our engagement of PricewaterhouseCoopers LLP for the year ended December 31, 2001 include the following:

Audit Fees.

Audit fees paid or payable to PricewaterhouseCoopers LLP in connection with its audit of our 2001 annual financial statements and the review of our financial information included in our quarterly reports on Form 10-Q for 2001 totaled $283,260.

Financial Information Systems Design and Implementation Fees.

For the year ended December 31, 2001, PricewaterhouseCoopers LLP rendered no professional services to us in connection with the design and implementation of financial information systems.

All Other Fees.

Fees paid to PricewaterhouseCoopers LLP during 2001 for all other non-audit services consisted of income tax compliance and related tax services, including fees for an international intangible-property structuring project, of $470,348 and fees for the issuance of consents during the year of $10,000.

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants’ their independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

H. Raymond Bingham Kenneth A. Goldman Christopher B. Paisley, Chairman

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Company’s common stock between December 31, 1996 and December 31, 2001 with the cumulative total return of (i) the Nasdaq Stock Market (the “Nasdaq Stock Market Composite Index”) and (ii) the JP Morgan Hambrecht & Quist Software Sector Index (the “JP Morgan H&Q Software Sector Index”), over the same period. This graph assumes the investment of $100.00 on December 31, 1996 in the Company’s common stock, the Nasdaq Stock Market Composite Index and the JP Morgan H&Q Software Sector Index and assumes the reinvestment of dividends, if any.

The comparison shown in the graph below is based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s common stock. Information used in the graph was obtained from Bloomberg, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Legato Systems
JP Morgan H&Q Software Sector Index
Nasdaq Stock Market-U.S. Index

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Legato Systems, Inc.	$100.00	$134.87	$404.21	$843.68	$91.19	$159.02
Nasdaq Composite	100.00	122.11	171.08	318.11	193.64	153.35
JP Morgan H&Q Software	100.00	120.81	157.79	358.83	268.20	175.39

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following Summary Compensation Table sets forth the compensation earned by the Company’s Chief Executive Officer and the four other most highly compensated executive officers, who were serving in such capacity at the end of 2001, each of whose salary and bonus for the year exceeded $100,000, for the services which each of these named individuals (collectively, the “Named Officers”) rendered in all capacities to the Company and its subsidiaries for each of the years 2001, 2000 and 1999. No executive officer of the Company has been excluded from the table due to resignation or termination of employment during 2001 that would have otherwise qualified on the basis of salary and bonus earned in same year.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Number of Securities	All Other
Name and Principal Position	Year	Salary ($)(1)	Bonus($)		Underlying Options(#)	Compensation ($)(2)
David B. Wright (3) President and Chief Executive Officer	2001 2000 1999	$650,000 162,500 ***		$162,500 750,500 ***	1,250,000 1,600,000 ***	$18,686 597 ***	(4) (5)

Thomas L. Panozzo Senior Vice President, Service and Support	2001 2000 1999	$250,000 184,167 87,500		$25,000 90,797 35,548	80,000 150,000 100,000	$1,334 1,208 18,502	(6)

James P. Chappell Senior Vice President, Field Sales Operations	2001 2000 1999	$275,000 196,983 160,725		$25,000 31,750 116,223	75,000 200,000 100,000	$1,363 1,209 1,125

Andrew J. Brown (3) Senior Vice President and Chief Financial Officer	2001 2000 1999	$290,000 68,217 ***		$35,000 — ***	135,000 700,000 ***	$1,395 130 ***

David L. Beamer (7) Executive Vice President and Chief Operating Officer	2001 2000 1999	$313,990 *** ***	$	— *** ***	485,000 *** ***	$397 *** ***

(1)	Salary includes amounts deferred under the Company’s 401(k) Plan.

(2)
Represents (i) the Company’s matching contribution to the 401(k) Plan in the amount of $1,000 for each Named Officer and/or (ii) the life insurance premiums paid by the Company on behalf of such individual with respect to policies under which such individual has the right to designate the beneficiaries.

(3)	Commenced employment on October 4, 2000.

(4)
Represents (i) the Company’s matching contribution to the 401(k) Plan in the amount of $1,000 for the Named Officer and (ii) life insurance premiums of $17,686 paid by the Company on behalf of such individual with respect to policies under which such individual has the right to designate the beneficiaries.

(5)	Represents life insurance premiums of $597 paid by the Company on behalf of such individual with respect to policies under which such individual has the right to designate the beneficiaries.

(6)
Represents (i) the Company’s matching contribution to the 401(k) Plan in the amount of $1,000 for the Named Officer, (ii) life insurance premiums of $216 paid by the Company on behalf of such individual with respect to policies under which such individual has the right to designate the beneficiaries, and (iii) relocation expenses of $17, 286.

(7)	Commenced employment on January 2, 2002.

The following table contains information concerning the stock option grants made to each of the Named Officers for 2001. No stock appreciation rights were granted to these individuals during such year.

Option Grants in Year Ended December 31, 2001

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2001	Exercise Price Per Share		Expiration Date	5%	10%
David B. Wright	650,000 600,000	6.19 5.71%	$9.75 4.76	(3) (4)	1/2/11 9/21/11	$3,985,622 1,796,124	$10,100,340 4,551,727
Thomas L. Panozzo	80,000	0.76	4.76	(4)	9/21/11	239,483	606,897
James P. Chappell	75,000	0.71	4.76	(4)	9/21/11	224,516	568,966
Andrew J. Brown	135,000	1.28	4.76	(4)	9/21/11	404,128	1,024,139
David L. Beamer	350,000 135,000	3.33 1.28	6.94 4.76	(4)	1/2/11 9/21/11	1,527,036 404,128	3,869,805 1,024,139

(1)
The options disclosed in the table were granted on January 2, 2001 and September 21, 2001. The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Except as otherwise noted, the options listed in the table become exercisable for 25% of the shares after one year of service from the designated grant date and for the remaining 75% monthly over the three years thereafter. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring company assumes the options. Any options that are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee’s service terminates by reason of an involuntary or constructive termination within 18 months following the transaction.

(2)
There can be no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3)
These options become exercisable for 25% of the shares after one year of service from date of hire and for the remaining 75% monthly, in equal amounts over the three years thereafter. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale.

(4)
These options become exercisable for 12.5% of the shares after six months of service from the designated vesting date and for the remaining 87.5% monthly, in equal amounts over the forty-two months thereafter.

The following table sets forth information concerning option exercises in 2001 and option holdings as of the end of 2001 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

Aggregate Option Exercises in the Year Ended December 31, 2001  and Option Values as of December 31, 2001

			Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001($)(1)
Name	Shares Acquired on Exercise	Value Realized (Market Price at Exercise Less Exercise Price)($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David B. Wright	—	—	831,623	2,018,377	$2,677,826	$9,493,174
Thomas L. Panozzo	—	—	115,623	214,377	81,807	843,868
James P. Chappell	—	—	254,398	210,202	764,794	851,594
Andrew J. Brown	—	—	200,000	635,000	654,937	2,715,162
David L. Beamer	—	—	—	485,000	—	3,219,725

(1)	Based on the fair market value of the Company’s common stock at December 31, 2001 ($12.97 per share) less the exercise price payable for such shares.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

Except for Mr. Wright, none of the Company’s current executive officers have employment or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

On September 25, 2000, the Company extended an offer of employment to Mr. Wright to serve as the Company’s President and Chief Executive Officer. The offer letter provided Mr. Wright with a base salary of $650,000, plus a sign-on bonus of $600,000 in partial consideration of compensation he forfeited from his prior employer. Mr. Wright is eligible for an annual incentive payment of 100% of his salary at certain levels of achievement of his performance objectives and 200% of his salary at greater achievement levels. The Company has agreed to reimburse the cost of life insurance with a face amount of $2,000,000 and pay an automobile allowance of $800 per month. Pursuant to the offer letter, as amended, Mr. Wright was granted options to purchase an aggregate of 2,250,000 shares of Company common stock, of which 2,000,000 vest over four years and 250,000 vest in one year. The Company extended a loan to Mr. Wright in the amount of $500,000 on December 6, 2000 to assist him in the repayment of a promissory note to his former employer. The note is secured by a deed of trust conveying a security interest in Mr. Wright’s principal residence. The note bears interest at 6.5%, compounded annually, with principal and interest due on December 6, 2003, subject to acceleration upon borrower’s cessation of employment and certain other events. In addition, the note provides that 50% of the principal and all accrued interest to date shall be forgiven on December 6, 2002 and 50% on December 6, 2003 provided Mr. Wright is employed on each of those dates and not in default under the note. The largest aggregate amount of indebtedness outstanding during 2001 and the amount outstanding on December 31, 2001 was $532,500. The agreement provides for continuation of Mr. Wright’s base salary should his employment be terminated by the Company without cause for the lesser of 18 months or until he commences new employment. The agreement also provides for immediate full vesting of his stock options and payment of one year’s base salary and target bonus (or prior year bonus if higher) should he be involuntarily terminated within 12 months following certain change of control transactions involving the Company, including for this purpose if he fails to serve as chief executive officer of an independent public company following any such transaction.

Options granted under the 1995 Stock Option/Stock Issuance Plan will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring company assumes the options. Any options that are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee’s service terminates by reason of an involuntary or constructive termination within 18 months following the transaction. The Compensation Committee also has the authority under the 1995 Stock Option/Stock Issuance Plan to accelerate the exercisability of outstanding options, or to accelerate the vesting of the shares of common stock subject to outstanding options, held by the Chief Executive Officer and the Company’s other executive officers. Such acceleration may be conditioned on the optionee’s termination of employment (whether involuntarily or through a forced resignation) and may be conditioned upon the occurrence of a merger, reorganization or consolidation or upon a hostile take-over of the Company effected through a tender offer or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year ending December 31, 2002. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the annual meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

PricewaterhouseCoopers LLP has audited the Company’s financial statements since 1989. Its representatives are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Company extended loans to Mr. Chappell in the amount of $120,000 on January 12, 2001 and $180,000 on April 12, 2001, to assist him with the payment of taxes recognized on stock compensation income. The notes were secured by a deed of trust conveying a security interest in Mr. Chappell’s principal residence. The note bears interest at 5.9% and 4.63%, respectively, compounded quarterly, with principal and interest due on December 31, 2001. In December 2001, Mr. Chappell paid interest due on the notes, and the Company superceded the notes with a new note, under the same terms and conditions, except that the note bears interest at 4.55% with principal and interest due on December 31, 2002.

During 2001, the Company paid Mr. Dawson $96,698 for consulting services rendered and reimbursed his travel expenses of $17,256. In March 2002, the Company engaged Mr. Dawson to provide integration support in connection with our proposed acquisition of OTG Software. No amounts have been paid under the more recent engagement.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their transactions in the common stock and their common stock holdings during 2001 and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them during 2001, the Company believes that all reporting requirements under Section 16(a) for such year were met in a timely manner by its executive officers, Board members and greater than ten-percent (10%) stockholders.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the 2003 annual meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than January 11, 2003, in order to be included. Such stockholder proposals should be addressed to: Legato Systems, Inc., 2350 West El Camino Real, Mountain View, California 94040, Attn: Sandra O’Halloran, Vice President, Investor Relations.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Noah D. Mesel Secretary

Mountain View, California
April 12, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY	LEGATO SYSTEMS, INC	PROXY
2350 West El Camino Real, Mountain View, CA 94040

This proxy is solicited on behalf of the Board of Directors of Legato Systems, Inc.
for the annual meeting of stockholders to be held June 14, 2002

The undersigned holder of common stock, par value $0.0001, of Legato Systems, Inc. (the “Company”) hereby appoints David B. Wright and Andrew J. Brown, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the annual meeting of stockholders to be held on Friday, June 14, 2002 at 9:00 a.m. Pacific Daylight Saving Time, at 3210 Porter Drive, Palo Alto, California, and at any adjournments or postponements of the annual meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)
LEGATO SYSTEMS, INC.

☒ Please mark votes as in this example.

1.   To elect the following directors to serve for a term ending upon the 2003 annual meeting of stockholders or until their successors are elected and qualified:
Nominees: Eric A. Benhamou, H. Raymond Bingham, Brendan J. Dawson, Kenneth A. Goldman, Christopher B. Paisley, David N. Strohm and David B. Wright.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ending December 31, 2002.	FOR AGAINST ABSTAIN ☐ ☐ ☐
FOR ☐	WITHHELD ☐	For all nominees, except for nominees written below ☐

Nominee exception(s).

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.

The undersigned acknowledges receipt of the accompanying notice of annual meeting of stockholders and proxy statement.

Signature:                                                                  Signature (if held jointly):
Date:                                                , 2002

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.